UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 25, 2008

Cohesant Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53007	20-3580013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
23400 Commerce Park Road, Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(216) 416-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

In a private placement transaction, the Company has issued and sold 258,620 shares of Series A 8% Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) at a purchase price of $2.90 per share. The shares were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. The proceeds of the offering will be used for general corporate and working capital purposes.

Under the terms of the Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A 8% Cumulative Convertible Preferred Stock (the “Certificate of Designations”), which has been filed with the Secretary of State of the State of Delaware, the Series A Preferred Stock is convertible into the Company’s shares of common stock at a price of $1.45 per share, as may be adjusted (the “Conversion Price”) in accordance with the Certificate of Designations. Upon conversion, all accrued and unpaid dividends shall also be converted into shares of Common Stock at the same Conversion Price. A holder of Series A Preferred Stock may convert its shares at any time. The Company has the right to cause the Series A Preferred Stock, in whole but not in part, to convert into shares of Common Stock in the event of a public or private offering of the Company’s Common Stock at a per share price of $2.25 or more, with the gross proceeds of such offering exceeding $5,000,000.

The Series A Preferred Stock is subject to redemption, at the option of the Company, (a) on or after May 1, 2011 or (b)(i) in the event of a merger, capital reorganization or reclassification of the Company’s shares, (ii) the liquidation, dissolution or winding-up of the Company, or (iii) a tender offer for the Company’s common stock that has been recommended to the stockholders by the Board of Directors.

The Series A Preferred Stock ranks in priority senior to the Company’s common stock with respect to preferences as to dividends, distributions, and payments upon liquidation. The Series A Preferred Stock are entitled to vote with the Common Stock on all matters submitted to a vote of the stockholders of the Company. Each share of Series A Preferred Stock shall, initially, have two votes, equal to the number of shares of common stock into which one share of Series A Preferred Stock may convert.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designations filed as Exhibit 3.1 and incorporated by reference herein.

Item 5.03  Amendments to Articles of Incorporation or bylaws; Change in Fiscal Year.

On April 25, 2008, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designations. The Board of Directors authorized this filing at its meeting on April 23, 2008 pursuant to the reservation and designation of 725,000 shares of the Company’s preferred stock as Series A Preferred Stock. See Item 3.03 above for a description of the terms of the Series A Preferred Stock, which is incorporated herein by reference. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designations filed as Exhibit 3.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

                       (d)       Exhibits.

                       Exhibit No.                             Description

                       3.1        Certificate of Designation, Voting Powers, Preferences, Limitations,
                                    Restrictions, and Relative Rights of Series A 8% Cumulative Convertible
                                    Preferred Stock

                       99.1      Press Release, dated April 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohesant Inc.

Date:	April 28, 2008	By:	/s/ Robert W. Pawlak
Robert W. Pawlak Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

3.1	Certificate of Designation, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A 8% Cumulative Convertible Preferred Stock

99.1	Press Release, dated April 28, 2008.